Exhibit 99.1

Globus Medical Reports Second Quarter 2023 Results

AUDUBON, PA, August 3, 2023: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended June 30, 2023.

•	Worldwide net sales were $291.6 million, an increase of 10.6%
•	GAAP net income for the quarter was $57.7 million
•	GAAP diluted earnings per share (“EPS”) was $0.57 and non-GAAP diluted EPS was $0.63
•	Non-GAAP adjusted EBITDA was $96.1 million, or 33.0% of net sales

“Globus achieved a record quarter, delivering our highest quarterly revenue yet of $292 million, an increase of 10.6% over the second quarter of 2022. Non-GAAP EPS was $0.63, an increase of 12.3%” said Dan Scavilla, President and CEO. “Our U.S. Spine business launched three innovative new products in the quarter, two of which are focused on the scoliosis market. The REFLECT™ Scoliosis Correction System was designed to correct progressive scoliosis in young patients while preserving motion and allowing for future modulated growth. REFLECT™ is the company’s first FDA Humanitarian Device Exemption (HDE) product launch. We also launched the MARVEL™ Growing Rod System, which is designed for pediatric patients with early onset scoliosis to obtain and maintain correction while allowing for growth through minimally invasive distraction. I would like to congratulate our talented Product Development team for bringing these two innovative products to market so we can help patients with spine disorders live more healthy lives.”

Worldwide net sales for the second quarter of 2023 were $291.6 million, an as-reported increase of 10.6% over the second quarter of 2022.   U.S. net sales for the second quarter of 2023 increased by 9.0% compared to the second quarter of 2022. International net sales increased by 20.2% over the second quarter of 2022 on an as-reported basis, and an increase of 22.0% on a constant currency basis.

GAAP net income for the second quarter of 2023 was $57.7 million, an increase of 5.7% over the same period in the prior year. Diluted EPS for the second quarter was $0.57, compared to $0.53 for the second quarter of 2022.  Non-GAAP diluted EPS for the second quarter of 2023 was $0.63, compared to $0.56 in the second quarter of 2022 an increase of 12.3% driven primarily by higher net sales.

Net cash provided by operating activities was $35.0 million, and non-GAAP free cash flow was $17.2 million for the second quarter of 2023. The Company remains debt free.

2023 Annual Guidance

The Company today increased its full year 2023 net sales guidance to $1.125 billion, up from $1.100 billion, and reaffirmed non-GAAP diluted earnings per share of $2.30.

Conference Call Information

Globus Medical will hold a teleconference to discuss its second quarter 2023 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts. http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended June  30, 2023 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended June  30, 2023 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, the occurrence of any change, event, series of events or circumstances that could give rise to the termination of the merger contemplated by the Agreement and Plan of Merger currently pending between Globus and NuVasive, Inc. (the “Merger Agreement”), including a termination of the Merger Agreement under circumstances that could require Globus to pay a termination fee to NuVasive or require NuVasive to pay a termination fee to Globus; the inability to complete the Merger due to the failure to satisfy any of the conditions to the completion of the Merger, including receipt of the necessary approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), in a timely manner or otherwise; any unexpected costs, liabilities or delays related to the NuVasive transaction; the respective businesses of Globus and NuVasive may suffer as a result of uncertainty surrounding the transaction; the effect of the announcement of the transaction on the ability of Globus or NuVasive to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Globus or NuVasive does business, or on Globus’ or NuVasive’s operating results and business generally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
Net sales	$291,615	$263,648	$568,303	$494,197
Cost of goods sold	76,473	68,470	147,298	127,637
Gross profit	215,142	195,178	421,005	366,560

Operating expenses:
Research and development	21,347	17,395	42,429	34,807
Selling, general and administrative	120,069	106,718	242,485	207,466
Provision for litigation, net	(2,740)	—	(2,740)	2,341
Amortization of intangibles	4,547	4,393	9,148	8,905
Acquisition related costs	5,707	(1,104)	7,068	(1,180)
Total operating expenses	148,930	127,402	298,390	252,339

Operating income/(loss)	66,212	67,776	122,615	114,221

Other income/(expense), net
Interest income/(expense), net	8,294	2,476	14,791	5,019
Foreign currency transaction gain/(loss)	(548)	(1,107)	(336)	(1,498)
Other income/(expense)	716	1,395	793	1,696
Total other income/(expense), net	8,462	2,764	15,248	5,217

Income/(loss) before income taxes	74,674	70,540	137,863	119,438
Income tax provision	16,962	15,950	31,022	26,764

Net income/(loss)	$57,712	$54,590	$106,841	$92,674

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	40	(5,031)	4,338	(13,859)
Foreign currency translation gain/(loss)	315	(3,170)	1,225	(4,737)
Total other comprehensive income/(loss), net of tax	355	(8,201)	5,563	(18,596)
Comprehensive income/(loss)	$58,067	$46,389	$112,404	$74,078

Earnings per share:
Basic	$0.57	$0.54	$1.06	$0.92
Diluted	$0.57	$0.53	$1.05	$0.90
Weighted average shares outstanding:
Basic	100,373	100,671	100,326	101,136
Diluted	101,782	102,884	101,989	103,480

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$306,452	$150,466
Short-term marketable securities	306,376	295,592
Accounts receivable, net of allowances of $6,245 and $4,724, respectively	240,184	213,247
Inventories	335,556	298,981
Prepaid expenses and other current assets	19,684	20,997
Income taxes receivable	1,758	4,061
Total current assets	1,210,010	983,344
Property and equipment, net of accumulated depreciation of $364,215 and $343,036, respectively	248,048	243,729
Long-term marketable securities	391,521	495,852
Intangible assets, net	54,901	63,574
Goodwill	198,932	197,471
Other assets	47,215	43,311
Deferred income taxes	61,838	48,845
Total assets	$2,212,465	$2,076,126

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,811	$36,101
Accrued expenses	89,606	94,705
Income taxes payable	1,758	990
Business acquisition liabilities	13,595	13,308
Deferred revenue	14,945	14,100
Payable to broker	1,505	-
Total current liabilities	155,220	159,204
Business acquisition liabilities, net of current portion	52,455	54,950
Deferred income taxes	5,299	1,779
Other liabilities	14,426	13,820
Total liabilities	227,400	229,753

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 78,013,122 and 77,762,282 shares at June 30, 2023 and December 31, 2022, respectively	78	78
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at June 30, 2023 and December 31, 2022, respectively	22	22
Additional paid-in capital	657,240	630,952
Accumulated other comprehensive income/(loss)	(19,067)	(24,630)
Retained earnings	1,346,792	1,239,951
Total equity	1,985,065	1,846,373
Total liabilities and equity	$2,212,465	$2,076,126

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$106,841	$92,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,183	33,764
Amortization of premium (discount) on marketable securities	786	3,208
Write-down for excess and obsolete inventories, net	3,972	4,068
Stock-based compensation expense	17,542	15,989
Allowance for doubtful accounts	1,863	(528)
Change in fair value of business acquisition liabilities	3,280	(1,390)
Change in deferred income taxes	(11,160)	(7,939)
(Gain)/loss on disposal of assets, net	129	200
Payment of business acquisition related liabilities	(1,490)	(1,099)
(Increase)/decrease in:
Accounts receivable	(28,237)	(30,224)
Inventories	(38,658)	(31,421)
Prepaid expenses and other assets	(2,100)	1,268
Increase/(decrease) in:
Accounts payable	(2,769)	12,375
Accrued expenses and other liabilities	(888)	(7,408)
Income taxes payable/receivable	3,047	(1,964)
Net cash provided by/(used in) operating activities	88,341	81,573
Cash flows from investing activities:
Purchases of marketable securities	(81,381)	(179,096)
Maturities of marketable securities	159,328	170,572
Sales of marketable securities	21,788	66,655
Purchases of property and equipment	(33,859)	(43,724)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(2,662)	(1,175)
Net cash provided by/(used in) investing activities	63,214	13,232
Cash flows from financing activities:
Payment of business acquisition liabilities	(4,034)	(3,553)
Proceeds from exercise of stock options	8,058	11,331
Repurchase of common stock	—	(144,493)
Net cash provided by/(used in) financing activities	4,024	(136,715)
Effect of foreign exchange rates on cash	407	(387)
Net increase/(decrease) in cash and cash equivalents	155,986	(42,297)
Cash and cash equivalents at beginning of period	150,466	193,069
Cash and cash equivalents at end of period	$306,452	$150,772
Supplemental disclosures of cash flow information:
Income taxes paid	$38,979	$36,696
Purchases of property and equipment included in accounts payable and accrued expenses	$5,366	$5,019

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2023	2022	2023	2022
Musculoskeletal Solutions	$256,855	$234,242	$508,462	$451,644
Enabling Technologies	34,760	29,406	59,841	42,553
Total net sales	$291,615	$263,648	$568,303	$494,197

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$306,452	$150,466
Short-term marketable securities	306,376	295,592
Long-term marketable securities	391,521	495,852
Total cash, cash equivalents and marketable securities	$1,004,349	$941,910

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2023	2022	2023	2022
Net income/(loss)	$57,712	$54,590	$106,841	$92,674
Interest (income)/expense, net	(8,294)	(2,476)	(14,791)	(5,019)
Provision for income taxes	16,962	15,950	31,022	26,764
Depreciation and amortization	18,075	16,927	36,183	33,764
EBITDA	84,455	84,991	159,255	148,183
Stock-based compensation expense	8,589	7,837	17,542	15,989
Provision for litigation, net	(2,740)	—	(2,740)	2,341
Acquisition related costs/licensing	5,809	(943)	7,184	(286)
Adjusted EBITDA	$96,113	$91,885	$181,241	$166,227

Net income/(loss) as a percentage of net sales	19.8%	20.7%	18.8%	18.8%
Adjusted EBITDA as a percentage of net sales	33.0%	34.9%	31.9%	33.6%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2023	2022	2023	2022
Net income/(loss)	$57,712	$54,590	$106,841	$92,674
Provision for litigation, net	(2,740)	—	(2,740)	2,341
Amortization of intangibles	4,547	4,393	9,148	8,905
Acquisition related costs/licensing	5,809	(943)	7,184	(286)
Tax effect of adjusting items	(1,730)	(780)	(3,059)	(2,441)
Non-GAAP net income/(loss)	$63,598	$57,260	$117,374	$101,192

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2023	2022	2023	2022
Diluted earnings per share, as reported	$0.57	$0.53	$1.05	$0.90
Provision for litigation, net	(0.03)	—	(0.03)	0.02
Amortization of intangibles	0.04	0.05	0.09	0.09
Acquisition related costs/licensing	0.06	(0.01)	0.07	(0.00)
Tax effect of adjusting items	(0.02)	0.00	(0.03)	(0.02)
Non-GAAP diluted earnings per share	$0.63	$0.56	$1.15	$0.98

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$35,028	$36,883	$88,341	$81,573
Purchases of property and equipment	(17,868)	(23,753)	(33,859)	(43,724)
Free cash flow	$17,160	$13,130	$54,482	$37,849

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$245,490	$225,280	9.0%	$—	9.0%
International	46,125	38,368	20.2%	(688)	22.0%
Total net sales	$291,615	$263,648	10.6%	$(688)	10.9%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$479,609	$421,683	13.7%	$—	13.7%
International	88,694	72,514	22.3%	(3,036)	26.5%
Total net sales	$568,303	$494,197	15.0%	$(3,036)	15.6%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com